SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                       January 9, 2003 (September 9, 2002)


                            TIAA REAL ESTATE ACCOUNT
             (Exact name of registrant as specified in its charter)



     New York                33-92990,                  Not Applicable
     (State or other         333-13477,                 (IRS Employer
     Jurisdiction of         333-22809 and              Identification No.)
     incorporation)          333-59778
                             (Commission File Nos.)


     c/o Teachers Insurance and Annuity
     Association of America
     730 Third Avenue
     New York, New York                                      10017-3206
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (212) 490-9000

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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

THE FOLLOWING DESCRIBES RECENT PROPERTY TRANSACTIONS BY THE TIAA REAL ESTATE ACCOUNT (THE "ACCOUNT"). IT SUPPLEMENTS THE "DESCRIPTION OF PROPERTIES" SECTION OF THE PROSPECTUS. EXCEPT AS OTHERWISE NOTED, NONE OF THE PROPERTIES DESCRIBED BELOW IS SUBJECT TO A MORTGAGE. FURTHER, EXCEPT AS NOTED, THE EXPENSES FOR OPERATING THE PROPERTIES ARE EITHER BORNE OR REIMBURSED BY THE PROPERTY TENANTS, ALTHOUGH THE TERMS VARY UNDER EACH LEASE.

                                    PURCHASES
                                    ---------

OFFICE PROPERTIES

MELLON FINANCIAL CENTER AT ONE BOSTON PLACE - BOSTON, MA

On December 3, 2002, the Account purchased a 50.25% interest in a private real estate investment trust (the "REIT") which owns a 41-story Class A office building in Boston, Massachusetts for approximately $131.5 million. The remaining 49.75% interest in the REIT is owned by Societe Immobilier Trans-Quebec (49.70%) and 100 individuals (.05%). Mellon Financial Center at One Boston Place, built in 1970, contains 782,241 net rentable square feet and is 98% leased. The two largest tenants are The Boston Company (271,982 square feet) and Standish Mellon (79,461 square feet). Rental rates average $39.09 per square foot, which is below the range for current average market rent for comparable properties. The property is in the Financial District office submarket of downtown Boston, which has approximately 28.2 million square feet with an overall vacancy rate of 9.8%.

701 BRICKELL AVENUE - MIAMI, FL

On November 27, 2002, the Account purchased a 33-story Class A office building in Miami, Florida for approximately $172.1 million. 701 Brickell, built in 1986, contains 677,667 net rentable square feet and is 98% leased. The two largest tenants are Holland & Knight (107,616 square feet) and Bank of America (88,115 square feet). Rental rates average $28.27 per square foot, which is below the range for current average market rent for comparable properties. The property is in the Brickell Avenue office submarket of Miami, FL, which has approximately 5 million square feet with an overall vacancy rate of 10.9%.

OAK BROOK REGENCY TOWERS - OAKBROOK, IL

On November 26, 2002, the Account purchased two thirteen-story Class A office buildings in Oakbrook, Illinois for approximately $66.6 million. Oak Brook Regency Towers, built in 1977 and renovated in 1993, contains 402,318 net rentable square feet and is 89% leased. The two largest tenants are Blue Cross/Blue Shield (46,383 square feet) and Ameritech Illinois (30,922 square feet). Rental rates average $16.66 per square foot, which is within the range for current average market rent for comparable properties. The property is in the East-West Corridor office market of Chicago, IL, which has approximately
22.4 million square feet with an overall vacancy rate of 22%. The vacancy rate in the immediate submarket surrounding the Oak Brook Center Mall, which contains
2.8 million square feet of office space, is 7.5%.

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CORPORATE BOULEVARD - ROCKVILLE, MD

On October 31, 2002, the Account purchased one five-story and two four-story Class A office buildings in Rockville, Maryland for approximately $68.0 million. Corporate Boulevard, built between 1984-1989, contains 339,786 net rentable square feet and is 98% leased. The two largest tenants are Lockheed Martin Corporation (150,954 square feet) and the U.S. Food and Drug Administration (102,163 square feet). Rental rates average $22.95 per square foot, which is below the range for current average market rent for comparable properties. The property is in the I-270 (Rockville) office submarket of Maryland, which has approximately 15.4 million square feet with an overall vacancy rate of 8.2%.

THE POINTE ON TAMPA BAY - TAMPA, FL

On October 9, 2002, the Account purchased a ten-story Class A office building in Tampa, Florida for approximately $41.2 million. The Pointe, built in 1982, contains 249,215 net rentable square feet and is 90% leased. The three largest tenants are The Hartford Insurance Company (50,965 square feet), GATX Corporation (41,408 square feet) and Illuminet Holdings, Inc. (25,389 square feet). Rental rates average $23.45 per square foot, which is within the range for current average market rent for comparable properties. The property is in the Westshore office submarket of Tampa, FL, which has approximately 9 million square feet with an overall vacancy rate of 19%.


RETAIL PROPERTIES

WESTWOOD MARKETPLACE - LOS ANGELES, CA

On September 26, 2002, the Account purchased a three-story retail development in Los Angeles, California for approximately $74.0 million. The retail center, built in 1950 and completely renovated in 2001, contains 202,201 square feet of gross leasable area, and is 100% leased to four tenants: Home Depot Expo Design Center (98,350 square feet), Ralph's Fresh Fare (Kroger) (52,040 square feet), Best Buy (33,657 square feet) and Longs Drugs (18,154 square feet). Rental rates average $27.25 per square foot, which is the current average market rent for comparable properties.


RESIDENTIAL PROPERTIES

ALEXAN BUCKHEAD - ATLANTA, GA

On December 30, 2002, the Account purchased a multi-family mid-rise apartment complex in Atlanta, Georgia for approximately $45.7 million. The complex, completed in late 2002, contains 231 studio, one and two bedroom units in four six-story buildings. Its amenities include a gated entrance, resident lounge, business center, on site leasing and retail center, and full-service fitness center. The apartment complex includes a seven level parking garage containing 344 parking spaces. The property is currently in its lease-up phase and 25% of the units are leased at an average monthly rent of $1,532. At closing, an escrow was established to provide the Account a 7% return on this investment for the first twelve months of ownership. The Account is responsible for the expenses of operating the


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property. Alexan is in the Buckhead apartment market of Atlanta, which has a vacancy rate of 8.3%.

LONGWOOD TOWERS - BROOKLINE, MA

On December 12, 2002, the Account purchased a multi-family mid-rise apartment complex in Brookline, Massachusetts for approximately $80.2 million. The complex, built in 1926 and completely renovated in 1997, contains 268 studio, one, two, three and four bedroom units in three, eight-story buildings. Its amenities include secured access with 24-hour doormen and valet parking, a wood-paneled grand lobby, community room, banquet and restaurant facilities and full-service fitness center. The apartment complex includes an adjoining three level parking garage containing 278 parking spaces. The property is currently 90% occupied at an average monthly rent of $2,211. The Account is responsible for the expenses of operating the property. Longwood Towers is in the Brookline apartment market of Boston, which has a vacancy rate of 4%.

REGENTS COURT APARTMENTS - SAN DIEGO, CA

On November 15, 2002, the Account purchased a multi-family mid-rise apartment complex in San Diego, California for approximately $49.6 million. The complex, built in 2001, contains 251 one, two and three bedroom units in a four-story building. Its amenities include secured access, a marble-clad lobby, resident lounge, a business center, multimedia room with theater seating and fitness center. The apartment complex includes a six level parking structure containing 441 parking spaces. The property is currently 97% occupied at an average monthly rent of $1,422. The Account is responsible for the expenses of operating the property. Regents Court Apartments is in the University Town Center/Golden Triangle submarket of San Diego, which has a vacancy rate of 8%.

THE LEGACY AT WESTWOOD APARTMENTS - LOS ANGELES, CA

On September 9, 2002, the Account purchased a multi-family mid-rise apartment complex in Los Angeles, California for approximately $85.1 million. The complex, built in 2001, contains 187 one, two and three bedroom units in a six-story building. Its amenities include secured access with 24-hour doormen and valet parking, a marble-clad lobby, resident lounge, business center and full-service fitness center. The apartment complex includes a three level subterranean parking garage containing 471 parking spaces. The property is currently 91% occupied at an average monthly rent of $3,425. The Account is responsible for the expenses of operating the property. The Legacy at Westwood is in the West Los Angeles apartment market of Los Angeles, which has a vacancy rate of 4%.


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                                      SALES
                                      -----

THE FOLLOWING DESCRIBES A RECENT PROPERTY SALE BY THE ACCOUNT. WHEN REVIEWING THIS INFORMATION, IT IS IMPORTANT TO KEEP IN MIND THAT ANY CHANGES IN THE VALUATION OF THE PROPERTY SINCE IT WAS PURCHASED HAVE BEEN REFLECTED IN THE ACCOUNT'S DAILY UNIT VALUE OVER THE PERIOD THE ACCOUNT OWNED THE PROPERTY.

WESTINGHOUSE FACILITY - CORAL SPRINGS, FL

On January 9, 2003, the Account sold one flex/industrial building (the Westinghouse Facility) located in Coral Springs, Florida for approximately $5.3 million. The Account had purchased the building in February 1997 at a cost of approximately $6.1 million.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TIAA REAL ESTATE ACCOUNT

                                   By:  TEACHERS INSURANCE AND ANNUITY
                                          ASSOCIATION OF AMERICA


DATE: January 9, 2003                     By:  /s/ Lisa Snow
                                               ---------------------------------
                                               Lisa Snow
                                               Vice President and Chief Counsel,
                                               Corporate Law